Exhibit 10.2

Restricted Stock Unit Agreement
under the electroCore, Inc.
2018 Omnibus Equity Compensation Plan

Pursuant to the electroCore, Inc. 2018 Omnibus Equity Compensation Plan (the “Plan”), electroCore, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby enters into this Restricted Stock Unit Agreement with the undersigned employee (the “Grantee”), pursuant to which the Company will issue the number of Shares (as defined in Section 1) equal to the number of Restricted Stock Units (“RSUs”) granted hereunder in accordance with the terms set forth in this agreement (the “Agreement”).

Notwithstanding anything in this Agreement to the contrary, the grant of the RSUs pursuant to this Agreement and the issuance of Shares in settlement of such RSUs shall be subject to, and governed by, all the terms and conditions of the Plan. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

Number of RSUs Granted:	[_]
Grant Date:	[_]

1. General. Each RSU represents a right to receive one share of the Company’s common stock (a “Share”) in accordance with and subject to the terms and conditions of this Agreement and the Plan. By execution of this Agreement, the Grantee agrees to be bound by all of the terms and provisions of the Plan, the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Committee made from time to time.

2. Account for Grantee. The Company shall maintain a bookkeeping account for the Grantee (the “Account”) reflecting the number of RSUs then credited to the Grantee hereunder as a result of such grant of RSUs.

3. Nontransferability. The Grantee may not transfer RSUs or any rights hereunder to any third party other than by will or the laws of descent and distribution.

4. Vesting and Forfeiture. Subject to such further limitations as are provided in the Plan and as set forth herein, the RSUs shall vest [_]. Additionally, if Grantee is covered by the Company’ Executive Severance Policy (the “Policy”) as in effect from time to time, Grantee may be entitled to accelerated vesting in accordance with, and subject to the terms, limitations, and conditions set forth in, the Policy.

5. Settlement - Delivery of Shares. The Company shall issue the Shares underlying the portion of the RSUs granted hereunder that have vested pursuant to Section 4 to the Grantee (or to the Grantee’s designated beneficiary if the Grantee has died) in settlement of the Grantee’s vested RSUs as soon as reasonably practicable after the Vesting Date; provided, however, that if the date of settlement would occur within any Quarterly Trading Period or Event-Specific Restricted Period (as defined in the Company’s Insider Trading Policy) applicable to the Employee, then upon the written election of the Employee received by the Company prior to the original settlement date for such RSUs, such shares will be issued in settlement of such RSUs as soon as practicable following the expiration of such Quarterly Trading Period or Event-Specific Restricted Period.

6. Withholding Taxes. The Grantee agrees to make appropriate arrangements with the Company (or the appropriate Affiliate that employed the Grantee) for the satisfaction of all applicable Federal, state, local and foreign income and employment tax withholding requirements arising in connection with the vesting of the RSUs and issuance of Shares in settlement of such vested RSUs. The Grantee acknowledges and agrees that the Company may refuse to deliver Shares if the Grantee does not deliver or make arrangements to deliver such required withholding amounts to the Company at the time the RSUs vest.

7. Miscellaneous.

(a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(c) Clawback; Recoupment; Restrictive Covenants. The Award and any Shares or other amounts delivered in settlement thereof shall be subject to forfeiture, recovery or recoupment by the Company to the extent required under applicable laws, regulations, stock exchange listing standards, and the Company’s clawback or recoupment policies as in effect from time to time, including any policy adopted to comply with Section 10D of the Securities Exchange Act of 1934 and the rules thereunder.

(d) Governing Law. Consistent with the Plan, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law,

(e) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Signatures delivered electronically (including via click-through acceptance) or by facsimile or other electronic transmission shall be deemed original signatures and shall have the same legal effect as manual signatures.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

ELECTROCORE, INC.

By:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan and understands that the RSUs granted herein are subject to the terms of the Plan and of this Agreement. This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

By: